CERTIFICATE OF TRUST

                                       OF

                              CLAYMORE EQUITY TRUST



         The undersigned, the sole trustee of Claymore Equity Trust, desiring to form a statutory trust pursuant to the Delaware Statutory Trust Act, 12 Del. C. ss. 3810, hereby certifies as follows:

1.       The name of the statutory trust is Claymore Equity Trust (the "Trust").

2. The name and business address of the registered office of the Trust is The Corporation Trust Company, 1209 Orange Street, Wilmington, DE 19801. The name of the Trust's registered agent at such address is The Corporation Trust Company.

3. Pursuant to the 3807(b) of the Delaware Statutory Trust Act, notice is hereby given that the Trust will become a registered investment company under the Investment Company Act of 1940, as amended.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Trust as of this 15th day of February, 2005.


                                                       By:  /s/ Nicholas Dalmaso
                                                            --------------------
                                                            Nicholas Dalmaso
                                                            Sole Trustee